     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 2000
                                             REGISTRATION NO. 333-_____________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                           --------------------------
                                 CERTICOM CORP.
             (Exact name of Registrant as Specified in its Charter)

   YUKON TERRITORY, CANADA                7371                NOT APPLICABLE
     (Province or Other            (Primary Standard         (I.R.S. Employer
Jurisdiction of Incorporation  Industrial Classification  Identification Number)
        or Organization)              Code Number)

   5520 EXPLORER DRIVE, MISSISSAUGA, ONTARIO L4W 5L1 CANADA (905) 507-4220
        (Address and telephone number of Principal Executive Offices)


                      CERTICOM CORP. 1997 STOCK OPTION PLAN
                        CERTICOM CORP. STOCK OPTION PLAN
                            (Full title of the Plans)

                           --------------------------

                              RICHARD D. BROUNSTEIN
       SENIOR VICE PRESIDENT FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY, CERTICOM CORP., A DELAWARE CORPORATION AND WHOLLY OWNED SUBSIDIARY OF
                                  THE REGISTRANT
             25801 INDUSTRIAL BOULEVARD, HAYWARD, CALIFORNIA 94545
                    (Name and Address of Agent for Service)
                                (510) 780-5400
          (Telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:
                               GREGORY T. DAVIDSON
                           GIBSON, DUNN & CRUTCHER LLP
                               1530 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 849-5300

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

      TITLE OF SECURITIES         AMOUNT TO BE            PROPOSED           PROPOSED
        TO BE REGISTERED         REGISTERED (1)           MAXIMUM            MAXIMUM
                                                       OFFERING PRICE        AGGREGATE             AMOUNT OF
                                                       PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Common Shares (3)                 114,594 shares           $9.69          $  1,110,416           $   294
--------------------------------------------------------------------------------------------------------------
Common Shares (4)               2,721,984 shares          (4)             $ 76,915,279           $20,306
--------------------------------------------------------------------------------------------------------------
                  Total:        2,836,578 shares            ---           $ 78,025,695           $20,600
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional Common Shares which become issuable under the Certicom Corp. 1997 Stock Option Plan and the Certicom Corp. Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Certicom Corp. Common Shares.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share at which such options may be excercised.
(3) The Certicom Corp. Stock Option Plan authorizes the issuance of up to 1,000,000 Common Shares, 114,594 of which were subject to outstanding options as of the date hereof that are exercisable at an average price of $9.69 per share. No additional options will be issued under the Certicom Corp. Stock Option Plan.
(4) The Certicom Corp. 1997 Stock Option Plan authorizes the issuance of up to 3,000,000 Common Shares, 2,337,376 of which were subject to outstanding options as of the date hereof that are exercisable at an average exercise price of $24.11 per share, and 278,016 of which have been previously issued. The remaining 384,608 Common Shares are subject to future options issuances. The average of the high and low prices per Common Share of Certicom Corp. on The Toronto Stock Exchange on April 28, 2000 was $53.46.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

Item 1.  PLAN INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.

Item 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this Registration Statement pursuant to Note to
Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

         (1) the Registrant's Registration Statement on Form F-10 (Registration No. 333-11586) filed on March 2, 2000, and all amendments and supplements thereto.

         (2) The description of our Common Shares, which is contained in our Registration Statement filed under the Securities Exchange Act of 1934, as amended, on Form 8-A, filed on March 14, 2000.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

         Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Business Corporations Act (Yukon) (the "YBCA"), the Registrant may indemnify a present or former director or officer of the Registrant or person who acts or acted at the Registrant's request as a director or officer of another body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives:

         (a) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party be reason of being or having been a director or officer of the Registrant;

         (b) with court approval, against all costs, charges and expenses reasonably incurred by him or her in connection with an action brought by or on behalf of the Registrant or body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate; and

         (c) in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of having been a director or officer of the Registrant or body corporate, if he or she was substantially successful on the merits of his or her defense of the action or proceeding;

PROVIDED, in all cases, such director or officer (i) acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

         The By-laws of the Registrant provide that the Registrant shall indemnify every director or officer of the Registrant, every former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives to the extent permitted by YBCA.

         The Company maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers that covers, among other things, U.S. SEC claims, subject to certain corporate deductibles. The annual premium payable by the Company in respect of such insurance is approximately $504,000. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions and no claims have been made thereunder to date.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         4.1        Certicom Corp. 1997 Stock Incentive Plan

         4.2        Resolutions of the Option Committee of Certicom Corp.

         4.3        Certicom Corp. Stock Option Plan

         5          Opinion of Anton Campion MacDonald Oyler

         23.1       Consent of Anton Campion MacDonald Oyler (included in
                    Exhibit 5)

         23.2       Consent of Deloitte & Touche LLP

         24 Power of Attorney. Reference is made to the signature page hereto

Item 9.  UNDERTAKINGS.

          A.   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Certicom Corp. 1997 Stock Option Plan and the Certicom Corp. Stock Option Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on April 11, 2000

                                 CERTICOM CORP.

                                 By:  /s/ Richard P. Dalmazzi
                                     ------------------------------------------
                                          Richard P. Dalmazzi
                                          President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS

         Each person whose signature appears below constitutes and appoints Richard P. Dalmazzi and Richard D. Brounstein as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

         SIGNATURE                         TITLE                      DATE

/s/ RICHARD P. DALMAZZI         President, Chief Executive
----------------------------    Officer and Director              April 11, 2000
Richard P. Dalmazzi             Principal Executive Officer)

/s/ RICHARD D. BROUNSTEIN       Senior Vice President Finance,
----------------------------    Chief Financial Officer and       April 11, 2000
Richard D. Brounstein           Secretary (Principal Financial
                                Officer and Principal Accounting
                                Officer)

/s/ BERNARD W. CROTTY
----------------------------    Director                          April 11, 2000
Bernard W. Crotty

Philip C. Deck
----------------------------    Director                          April 11, 2000

/s/ WILLIAM T. DODDS
----------------------------    Director                           April 6, 2000
William T. Dodds

/s/ ERLING RASMUSSEN
----------------------------    Director                          April 10, 2000
Erling E. Rasmussen

/s/ LOUIS E. RYAN
----------------------------    Director                          April 11, 2000
Louis E. Ryan

/s/ WILLIAM J. STEWART
----------------------------    Director                           April 7, 2000
William J. Stewart

----------------------------    Director                          April 11, 2000
Scott A. Vanstone

                            AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement on Form S-8, solely in his capacity as the duly authorized representative of Certicom Corp. in the United States in the City of Hayward, State of California on April 11, 2000.



                               By:  /s/ RICHARD D. BROUNSTEIN
                                   --------------------------------------------
                                        Richard D. Brounstein
                                        Senior Vice President Finance,
                                        Chief Financial Officer and Secretary
                                        Certicom Corp., a Delaware corporation

                                  EXHIBIT INDEX


EXHIBIT             DESCRIPTION

4.1                 Certicom Corp. 1997 Stock Option Plan

4.2                 Resolutions of the Option Committee of Certicom Corp.

4.3                 Certicom Corp. Stock Option Plan

5                   Opinion of Anton Campion MacDonald Oyler

23.1                Consent of Anton Campion MacDonald Oyler (included in
                    Exhibit 5)

23.2                Consent of Deloitte & Touche LLP

24                  Power of Attorney (included on the signature page hereof)